UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2026

HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 North Detroit Avenue
Tulsa, OK 74120
(Address of principal executive offices and zip code)
(918) 742-5531
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 10, 2026, J. Kevin Vann informed Helmerich & Payne, Inc. (the “Company”) that he will retire from his position as Senior Vice President and Chief Financial Officer of the Company effective June 30, 2026 (the “Transition Date”). Mr. Vann’s decision to retire is not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies, or practices.

On March 13, 2026, the Board of Directors of the Company appointed Todd Scruggs, the Company’s Vice President, Corporate Finance and Treasurer, to succeed Mr. Vann as Senior Vice President and Chief Financial Officer, effective as of July 1, 2026.

Mr. Scruggs, 50, has served as the Company’s Vice President, Corporate Finance and Treasurer since November 2024. Prior to joining the Company, from February 2022 to November 2024, Mr. Scruggs was a Partner at Veriten, a research, investing, and strategy firm focused on the energy sector. From May 2021 to February 2022, he provided consulting services to energy and industrial mineral businesses. Mr. Scruggs served in various roles at WPX Energy, Inc. (NYSE: WPX) from 2012 until 2021, including serving as Treasurer from October 2014 to November 2018 and Vice President, Corporate Development from November 2018 to January 2021. He served as Vice President, Business Development for Devon Energy Corp. (NYSE: DVN) from January 2021 to May 2021, following Devon’s merger with WPX.

In connection with Mr. Scruggs’ appointment, his annual base salary will be increased to $475,000, effective July 1, 2026. Mr. Scruggs will remain eligible to participate in the Company’s annual short-term cash incentive bonus plan (with a target bonus of 90% of base salary for calendar 2026, commencing effective as of July 1, 2026).

To support a smooth transition of duties and responsibilities, the Company and Mr. Vann entered into a Transition Services and Retirement Agreement (the “Transition Agreement”), under which Mr. Vann will continue to serve as a non-executive Senior Advisor to the Company from the Transition Date through December 31, 2026, unless the Transition Agreement is earlier terminated by either party. Under the Transition Agreement, Mr. Vann will continue to receive his current annual base salary through the Transition Date and an annual base salary of $309,000 from the Transition Date through December 31, 2026, and will continue to vest in his outstanding Company equity awards in accordance with the terms thereof. In lieu an annual bonus for fiscal 2026 under the Company’s Annual Short-Term Incentive Bonus Plan, Mr. Vann will be eligible to receive a one-time $750,000 bonus, $500,000, of which will be payable following the Transition Date and $250,000 will be payable following Mr. Vann’s termination of employment. Mr. Vann will not be eligible for an annual bonus in respect of fiscal 2027 performance and is not expected to receive any additional grants of equity compensation. The Transition Agreement also includes a general release of claims for the benefit of the Company as well as certain cooperation, non-solicitation, and non-disparagement covenants.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement. A copy of the Transition Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the news release announcing the events described above is attached as Exhibit 99.1. This information is being furnished pursuant to Item 5.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	DESCRIPTION
99.1	News Release of Helmerich & Payne, Inc. dated March 16, 2026
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ William H. Gault
Name:	William H. Gault
Title: Date:	Corporate Secretary March 16, 2026